EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107329 on Form S-8 of Westamerica Bancorporation of our report dated June 27, 2017 appearing in this Annual Report on Form 11-K of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Sacramento, California

June 27, 2017